UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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FIRST NATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 5, 2013

Dear Fellow Shareholder:

You are cordially invited to attend First National Corporation’s 2013 Annual Meeting of Shareholders. The meeting will be held on Tuesday, May 14, 2013 at 10:00 a.m., at Holiday Inn and Suites at Blue Ridge Shadows Resort, 111 Hospitality Drive, Front Royal, Virginia. The accompanying notice and proxy statement describe the matters to be presented at the meeting.

Whether or not you plan to attend in person, it is important that your shares be represented and your vote recorded. Please complete, sign, date and return promptly the proxy card that is enclosed in the envelope provided in this mailing. You may also choose to vote your shares by phone or using the Internet, as explained on the proxy card. If you later decide to attend the meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the meeting, you may do so and your proxy will have no further effect.

The Board of Directors and management of the Company appreciate your continued support and look forward to seeing you at the meeting.

Sincerely,

Scott C. Harvard

President and Chief Executive Officer

FIRST NATIONAL CORPORATION

112 West King Street

Strasburg, Virginia 22657

April 5, 2013

NOTICE OF 2013 ANNUAL MEETING AND PROXY STATEMENT

The 2013 Annual Meeting of Shareholders of First National Corporation will be held at Holiday Inn and Suites at Blue Ridge Shadows Resort, 111 Hospitality Drive, Front Royal, Virginia, on Tuesday, May 14, 2013, beginning at 10:00 a.m. The items of business are:

1.	To elect eight directors, each for a term of one year;

2.	To consider and approve a non-binding advisory resolution approving the compensation of our executive officers;

3.	To consider and approve a non-binding advisory recommendation of the frequency of future votes on the Company’s executive compensation program;

4.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as our independent registered public accounting firm for the year ending December 31, 2013; and

5.	To transact such other business as may properly come before the Annual Meeting.

Management is not aware of any other business, other than procedural matters incident to the conduct of the Annual Meeting.

Shareholders of record of First National Corporation common stock (OTCBB: FXNC) at the close of business on March 22, 2013, are entitled to vote at the meeting and any postponements or adjournments of the meeting. A list of these shareholders is available at the offices of First National Corporation in Strasburg, Virginia.

John K. Marlow

Vice Chairman and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 14, 2013:

The proxy statement and annual report are available

at www.rrdezproxy.com/2013/FirstNational.

Your Vote is Important

Please vote as promptly as possible by signing,

dating and returning the enclosed Proxy Card. You may also vote online at

http://www.rtcoproxy.com/fxnc or by calling 1-866-333-6520.

GENERAL INFORMATION

This Proxy Statement is furnished to holders of common stock, $1.25 par value per share (“Common Stock”), of First National Corporation (the “Company”) in connection with the solicitation of proxies on behalf of the Company by the Board of Directors (the “Board”) of the Company to be used at the Annual Meeting of Shareholders to be held on May 14, 2013 at 10:00 a.m. at Holiday Inn and Suites at Blue Ridge Shadows Resort, 111 Hospitality Drive, Front Royal, Virginia, and any adjournment thereof (the “Annual Meeting”).

The principal executive offices of the Company are located at 112 West King Street, Strasburg, Virginia 22657. The approximate date on which this Proxy Statement, the accompanying proxy card and Annual Report to Shareholders (which is not part of the Company’s soliciting materials) are being mailed to the Company’s shareholders is April 5, 2013. The cost of soliciting proxies will be borne by the Company.

Only shareholders of record at the close of business on March 22, 2013 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 4,901,464 shares of Common Stock issued and outstanding and 634 shareholders of record and approximately 562 additional beneficial owners of shares of Common Stock.

Voting

Each share of Common Stock is entitled to one vote at the Annual Meeting. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

Shareholders are encouraged to vote using any of the methods available to our shareholders. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. The Company is pleased to offer its shareholders the convenience of voting by phone and online via the Internet. Please check your proxy card for instructions. Please be aware that if you vote your shares by phone or over the Internet, you may incur costs or charges from your phone service or Internet access provider for which you are responsible.

The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained thereon. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing written notice thereof with the Secretary of the Company (Secretary, First National Corporation, c/o Registrar and Transfer Company, P.O. Box 1010, Cranford, New Jersey 07016); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting or at any adjournment thereof and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter. A broker is prohibited from voting on the election of directors, the advisory vote on executive compensation and the advisory vote on the frequency of future advisory votes without instructions from the beneficial owner; therefore, there may be broker nonvotes on Proposals One, Two and Three. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions with respect to Proposal Four; therefore, no broker nonvotes are expected to exist in connection with this proposal.

If no contrary instructions are given, each proxy executed and returned by a record shareholder will be voted for the election of the nominees described in this Proxy Statement, for “3 Years” on Proposal Three, and for Proposals Two and Four. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other matter that may properly come before the Annual Meeting.

Delivery of Proxy Materials for the Annual Meeting

The Company has taken advantage of the householding rules of the Securities and Exchange Commission (the “SEC”) that permit the delivery of one set of the proxy materials to shareholders who have the same address, to conserve resources and achieve the benefit of reduced printing and mailing costs. Shareholders residing at a shared address will continue to receive separate proxy cards. If you wish to receive a separate set of materials, or if you are currently receiving multiple copies of materials and wish to receive a single set, please write or call the Secretary of the Company at 112 West King Street, Strasburg, VA 22657, telephone number (540) 465-9121, and the Company will promptly mail it to you at no charge. If a bank, broker or other nominee holds your shares, please contact your bank, broker or nominee directly.

Executive Officers Who Are Not Directors

Executive Officer	Age	Position

M. Shane Bell	40	Mr. Bell has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since March 2005. He had previously served as Senior Vice President and Chief Financial Officer of the Company and the Bank from 2003 to 2005, Senior Vice President—Risk Management of the Bank in 2003 and Vice President—Risk Management of the Bank from 2002 to 2003. Prior to joining the Bank, Mr. Bell was employed from 1994 to 2002 as a Manager at the accounting firm of Yount, Hyde & Barbour, P.C.

Marshall J. Beverley, Jr.	61	Mr. Beverley has served as Executive Vice President—Senior Trust Officer of the Bank since December 2004. Prior to his employment with the Bank, Mr. Beverley had previously served as Senior Vice President/Team Director of BB&T Wealth Management (“BB&T”) in 2004, Senior Vice President—Senior Trust Officer of BB&T from 2002 to 2004 and Senior Vice President—Senior Trust Officer of F&M Trust Company from 1998 to 2002. Mr. Beverley has over 39 years of experience providing trust and investment services.

Executive Officer	Age	Position

Dennis A. Dysart	41	Mr. Dysart has served as Senior Executive Vice President and Chief Credit Officer of the Company and the Bank since February 2012. He had previously served as Executive Vice President and Chief Operating Officer from May 2011 through January 2012, Interim Chief Executive Officer of the Company and the Bank from January 2011 through April 2011, Executive Vice President and Chief Administrative Officer of the Bank from March 2005 through December 2010, Executive Vice President—Administration of the Bank from 2003 to 2005 and Senior Vice President—Administration of the Bank from 1999 to 2003. Mr. Dysart has been employed by the Bank since 1993.

Christopher T. Martin	44	Mr. Martin has served as Executive Vice President—Operations of the Bank since March 2005. He had previously served as Senior Vice President—Operations of the Bank from 2003 to 2005 and Vice President—Information Technology of the Bank from 2002 to 2003. Prior to joining the Bank, Mr. Martin owned and operated Complete Computer, Inc., an information technology service company, from 1990 through 2002.

James C. Youngblood	47	Mr. Youngblood has served as Executive Vice President and Senior Lending Officer since November 2012. He had previously served as Market President at Virginia National Bank from November 2007 to October 2012. Prior to that, he was President and CEO of Marathon Bank from January 2006 to July 2007, President of Marathon Bank from July 2004 to December 2005, Executive Vice President/Senior Loan Officer of Marathon Bank from September 2003 to June 2004, Senior Vice President/Senior Loan Officer of Marathon Bank from June 1996 to September 2003. Mr. Youngblood has over 25 years of experience in the banking industry.

PROPOSAL ONE:

ELECTION OF DIRECTORS

There are currently eleven directors serving on the Board, all but three of whom are standing for reelection at the Annual Meeting to serve for a one-year term and until the election and qualification of their respective successors.

Unless authority is withheld in the proxy, each proxy executed and returned by a record shareholder will be voted for the election of the nominees listed below.

Proxies distributed in conjunction herewith may not be voted for persons other than the nominees named thereon. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee or nominees recommended by the Board. At this time, the Board knows no reason why any of the nominees listed below may not be able to serve as a director if elected. In the election of directors, those receiving the greatest number of votes will be elected even if they do not receive a majority.

Set forth below is the name of each nominee and, as to each of the nominees, certain information including age and the year in which the director was first elected to the Board. The date represents the year in which the nominee or continuing director was first elected to the Board of the Company, or previously to the Board of First Bank (the “Bank”). Additional information regarding the specific experience and skills of each nominee that led to the conclusion that the person should serve as director of the Company is also provided below. Unless otherwise indicated, the business experience and principal occupations shown for each nominee has extended five or more years.

In March 2013, Dr. Byron A. Brill, W. Allen Nicholls, and Henry L. Shirkey notified the Company and the Bank that they were retiring and would not stand for re-election as Director of the Company and the Bank at the end of their current term which expires May 14, 2013.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PERSONS NOMINATED BY THE BOARD.

Nominees

Nominee	Age	Director Since

Douglas C. Arthur	70	1972
Elizabeth H. Cottrell	62	1992
Dr. James A. Davis	67	1998
Christopher E. French	55	1996
Scott C. Harvard	58	2011
John K. Marlow	73	2001
Gerald F. Smith, Jr.	51	2007
James R. Wilkins, III	44	2001

Douglas C. Arthur serves as Chairman of the Board of the Company and the Bank. Mr. Arthur has been an attorney-at-law since 1967, and currently practices as Douglas C. Arthur, Attorney at Law, in Strasburg, Virginia. Mr. Arthur brings to the Board experience of general and business legal matters, his public company experience from service as Lead Independent Director of Shenandoah Telecommunications Company, his community service including prior membership on Shenandoah County Public School Board, and his knowledge and history with the Company and its local shareholder base.

Elizabeth H. Cottrell owns RiverwoodWriter, LLC, a writing/editing and desktop publishing concern in Maurertown, Virginia. Mrs. Cottrell brings experience in social media and online marketing combined with her knowledge gained as a previous member of the Shenandoah Memorial Hospital Board and as a member of the Shenandoah County School Board. In addition, she provides insight from her experience as an owner of a successful entrepreneurial company.

Dr. James A. Davis is a Senior Consultant for Academic Search, Inc. He was formerly President of Shenandoah University located in Winchester, Virginia. Dr. Davis serves on the Board of National Fruit Product Company, Inc. and is a former member of the Virginia Department of Transportation Board representing the Staunton District. Dr. Davis’s experience in governance practices, his contacts among the community and statewide leaders, and his understanding of wealth management and project management is directly applicable to his board service.

Christopher E. French has served as Chairman of the Board of Directors of Shenandoah Telecommunications Company, a telecommunications company headquartered in Edinburg, Virginia for 17 years and as its President and Chief Executive Officer for over 25 years. Mr. French’s engineering and business education, long-standing senior management experience, extensive executive leadership skills, public company experience and knowledge, and understanding of our markets all qualify him for service on the board.

Scott C. Harvard has served as President and Chief Executive Officer of the Company and the Bank since May 2011. Prior to joining the Company, Mr. Harvard owned and operated Harvard Resources from 2009 to 2011, held the position of Executive Vice President of Hampton Roads Bankshares from 2008 to 2009 and held the position of President and Chief Executive Officer of Shore Financial Corporation, and its wholly-owned subsidiary, Shore Bank from 1985 to 2008. Mr. Harvard served on the Board of the Federal Home Loan Bank of Atlanta from 2001 through 2012. He served on the audit, compensation, governance, finance and executive committees and as board chairman from 2007 through 2012. His extensive knowledge of the banking industry and his experience in financial services qualify him for board service.

John K. Marlow is Vice Chairman and Secretary of the Board of the Company. Mr. Marlow is owner and President of Marlow Motor Co., Inc. in Front Royal, Tri-State Nissan in Winchester and Marlow Ford in Luray, Virginia, all of which are automotive sales and service firms. Mr. Marlow brings to the Board qualifications as the Founding Director of Peoples Bank of Front Royal and a director of that organization for over 20 years. In addition, Mr. Marlow also served as an elected local government official for over 20 years and has extensive experience as a real estate developer. The Board considers Mr. Marlow’s experience running successful businesses, prior bank board service, community involvement and public service as strong attributes for a board member.

Gerald F. Smith, Jr. is the Chairman, Chief Executive Officer and President of Valley Proteins, Inc., a rendering business headquartered in Winchester, Virginia. He has been President for over 21 years and Chairman and CEO since 2003.Mr. Smith is also a Certified Public Accountant and has been licensed since 1986.Mr. Smith qualifies as an “audit committee financial expert” under SEC guidelines. In addition, his substantial ownership of the Company’s stock serves to align his interests with the Company’s shareholders.

James R. Wilkins, III is President of Silver Lake Properties, Inc. and General Partner of Wilkins Investments, L.P. and Wilkins Enterprises, L.P., all of which are real estate investment, development or management companies in Winchester, Virginia. Mr. Wilkins brings to the Board over 23 years of experience in the real estate industry. His former service as a member of the Finance Committee of Frederick County, Virginia, and experience as a director of a former local banking company in Winchester also qualifies Mr. Wilkins for service on the Board. His substantial ownership of the Company’s stock serves to align his interests with the Company’s shareholders.

STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

The following table sets forth information as of March 22, 2013, regarding the number of shares of Common Stock beneficially owned by all directors, by the executive officers named in the Summary Compensation Table and by all directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the director or executive officer living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time, plus shares held in certain trust relationships that may be deemed to be beneficially owned by the nominees under the rules and regulations of the SEC; however, the inclusion of such shares does not constitute an admission of beneficial ownership.

The address for each of the following individuals is First National Corporation, 112 West King Street, Strasburg, Virginia 22657.

Stock Ownership Table

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (%)

Douglas C. Arthur	22,409	(2)	*
M. Shane Bell	6,355		*
Byron A. Brill	64,315	(2)	1.31%
Elizabeth H. Cottrell	10,696		*
James A. Davis	14,611	(2)	*
Dennis A. Dysart	149,273	(3)	3.05%
Christopher E. French	65,672	(2)(4)	1.34%
Scott C. Harvard	26,305	(2)	*
John K. Marlow	47,851	(2)	*
W. Allen Nicholls	14,370		*
Henry L. Shirkey	3,382		*
Gerald F. Smith, Jr.	654,103	(2)	13.35%
James R. Wilkins, III	376,379	(2)	7.68%
All executive officers and directors as a group (16 persons)	1,467,606	(2)(3)	29.94%

*	Indicates that holdings amount to less than 1% of the issued and outstanding Common Stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days. There were no shares for which any director had the right to acquire beneficial ownership within 60 days.
(2)	Amounts presented include shares of Common Stock that the individuals beneficially own indirectly through family members and affiliated companies and other entities, as follows: Mr. Arthur, 268; Dr. Brill, 13,609; Dr. Davis, 4,776; Mr. French, 47,765; Mr. Harvard, 200; Mr. Marlow, 29,081; Mr. Smith, 10,700; and Mr. Wilkins, 114,373.

(3)	Amounts presented include 139,563 shares of Common Stock held in the First National Corporation Employee Stock Ownership Plan and Trust (the “ESOP”). Mr. Dysart serves as Plan Administrator for the ESOP with the power to direct the voting and disposition of such shares.
(4)	Mr. French has disclaimed Beneficial Ownership of 8,715 shares owned directly by his spouse.

Stock Ownership of Certain Beneficial Owners

The following table sets forth, as of March 22, 2013, certain information with respect to the beneficial ownership of shares of Common Stock by each person who owns, to the Company’s knowledge, more than 5% of the outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (%)

Gerald F. Smith, Jr. 549 Merrimans Lane Winchester, Virginia 22601	654,103	(1)	13.35%

James R. Wilkins, III 1016 Lake St. Clair Drive Winchester, Virginia 22603	376,379	(2)	7.68%

The Banc Funds Company, L.L.C. 20 North Wacker Drive, Suite 3300 Chicago, Illinois 60606	343,324	(3)	7.00%

(1)	According to a Schedule 13D filed with the SEC on July 7, 2012, Mr. Smith has sole voting and disposition power over 653,603 shares of common stock. Amounts presented include 10,700 shares of Common Stock that Mr. Smith beneficially owns indirectly through family members and affiliated trusts.
(2)	Amounts presented include 114,373 shares of Common Stock that Mr. Wilkins beneficially owns indirectly through family members and affiliated companies.
(3)	According to a Schedule 13G filed with the SEC on February 12, 2013, the Banc Funds Company, L.L.C., through certain of its affiliated companies, has sole voting and dispositive power over 343,324 shares of Common Stock. Banc Funds VI, L.P. (“BF VI”) and Banc Funds VII, L.P. (“BF VII”) have sole voting and dispositive power over 130,302 shares and 213,022 shares of common stock, respectively. Charles J. Moore, as manager of BF VI and BF VII, has voting and dispositive power over shares of Common Stock held by these entities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during fiscal year 2012, all filing requirements applicable to its officers and directors were timely met.

CORPORATE GOVERNANCE AND OTHER MATTERS

General

The business and affairs of the Company are managed under the direction of the Board in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board, the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Code of Conduct and Ethics

The Audit Committee of the Board has approved a Code of Conduct and Ethics for the Company’s directors and employees, including the principal executive officer and principal financial and accounting officer. The Code addresses such topics as protection and proper use of the Company’s assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting and conflicts of interest. It is available on the Company’s website at www.fbvirginia.com, under “Policies.”

Board and Committee Meeting Attendance

Meetings of the Board are regularly held, at least once per quarter, including an organizational meeting following the conclusion of each Annual Meeting of Shareholders. There were nine meetings of the Board in 2012. Each incumbent director attended greater than 75% of the aggregate number of meetings of the Board and meetings of committees of which the director was a member in 2012.

Director Independence

The Board has determined that the following directors are independent as that term is defined in the listing standards of the Nasdaq Stock Market, Inc. (“NASDAQ”):

Douglas C. Arthur	Christopher E. French	Gerald F. Smith, Jr.
Byron A. Brill	John K. Marlow	James R. Wilkins, III
Elizabeth H. Cottrell	W. Allen Nicholls
James A. Davis	Henry L. Shirkey

The Board considered all relationships that directors had with the Company in determining independence. Douglas C. Arthur, who practices law through and is the sole proprietor of the firm of Douglas C. Arthur, Attorney at Law, received fees from the Company for performing real estate settlement services for Bank loan customers. The Board determined that these transactions did not impair his independence under NASDAQ listing standards.

In addition, the Board considered the ownership position of Gerald F. Smith, Jr. in the Company. The Board determined that this relationship did not impair his independence under NASDAQ listing standards or applicable SEC regulations.

There are no other transactions, relationships or arrangements between the Company and any of the other independent directors except as set forth in “Certain Relationships and Related Party Transactions” in the Executive Compensation section of this Proxy Statement.

Committees

The Company has two standing committees,. the Audit Committee and the Compensation and Governance Committee. Information regarding these committees is provided below.

The members of the Audit Committee are:

Christopher E. French (Chair)

John K. Marlow

W. Allen Nicholls

Gerald F. Smith, Jr.

The Audit Committee assists the Board in fulfilling the Board’s risk oversight responsibilities. These responsibilities include ensuring the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report or performing other audit, review or attestation services for the Company. The Board has adopted a written charter for the Audit Committee. The Audit Committee Charter is available on the Company’s website at www.fbvirginia.com, under “Committee Charters.”

The Board has determined in its business judgment that all members of the Audit Committee satisfy the independence and financial literacy requirements for audit committee members under NASDAQ listing standards and applicable SEC regulations. In addition, the Board has determined that Mr. Gerald F. Smith, Jr. qualifies as an audit committee financial expert as defined by SEC regulations and has designated him as the Company’s Audit Committee Financial Expert.

The Audit Committee met nine times during the year ended December 31, 2012. For additional information regarding the Audit Committee, see “Audit Committee Report” in the Audit-Related Matters section of this Proxy Statement.

The members of the Compensation and Governance Committee are:

Elizabeth H. Cottrell (Chair)

Byron A. Brill

James A. Davis

John K. Marlow

Gerald F. Smith, Jr.

The Compensation and Governance Committee’s risk oversight duties include reviewing and recommending the levels and types of compensation of officers and employees, including salaries, bonuses and benefits to the Board. The Committee also reviews and recommends employment agreements and other compensation related matters, including fees paid to directors of the Company. The Committee is responsible for assisting the Board in attracting, motivating and retaining high-quality executives that will advance the interests of shareholders and for delivering levels of compensation that are commensurate with performance. The Compensation and Governance Committee assists the Board of Directors in fulfilling its fiduciary responsibilities as to their oversight of management compensation and the organizational structure of the Company.

Because the Company participated in the U.S. Treasury’s Capital Purchase Program (“CPP”), it was subject to the executive compensation and corporate governance standards of the Emergency Economic Stabilization Act of 2008, as amended (“EESA”), which required the Committee to oversee a process that ensures that incentive plans do not encourage “unnecessary and excessive risk-taking” or the manipulation of earnings to enhance employee compensation. This process includes designating a Senior Risk Officer (SRO) to review the company’s compensation plans, and a meeting with the SRO at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of risk posed to the Company for such plans. The U.S. Treasury sold all of its investment in Preferred Shares of the Company on August 29, 2012. Therefore, the Company is no longer subject to the executive compensation and corporate governance standards of the EESA.

Management provides compensation recommendations for the Committee’s consideration and manages the Company’s executive compensation programs, policies and governance. Direct responsibilities of management include, but are not limited to:

•	providing an ongoing review of the effectiveness of the compensation programs, including competitiveness, and alignment with the Company’s objectives;

•	recommending changes, if necessary to ensure achievement of all program objectives; and

•	recommending pay levels and bonus payouts for executive officers other than the chief executive officer.

The Compensation and Governance Committee also serves as a focal point for identifying, evaluating and recommending candidates and nominees for Board membership. The Committee is also responsible for evaluating the adequacy of the current Board membership and recommending changes. The Committee assists the Board in fulfilling its fiduciary responsibilities as to their risk oversight of the Company, including corporate governance matters, such as the determination of Board and Committee independence.

The Board has adopted a written charter for the Compensation and Governance Committee. The Compensation and Governance Committee Charter is available on the Company’s website at www. fbvirginia.com, under “Committee Charters.”

The Board has determined in its business judgment that all members of the Compensation and Governance Committee are independent as that term is defined in the listing standards of the NASDAQ. The Compensation and Governance Committee met three times during the year ended December 31, 2012.

Director Selection Process

The Compensation and Governance Committee operates under a written Charter. The Committee has established procedures that provide guidance for evaluating the composition of the Board, current directors and director nominees. Procedures include, but are not limited to the following processes and evaluation criteria:

The Process

•	Evaluating the need for additional Board positions;

•	Considering candidates for Board membership suggested by its members and other Board members, as well as management and shareholders;

•	Consulting about potential candidates with the Chairman of the Board, the Chief Executive Officer, and other Directors as appropriate;

•	Evaluating the prospective nominee against the specific criteria established for the position, including, but not limited to the criteria below;

•	Interviewing the nominee, if the Committee decides to proceed with further consideration;

•	Recommending an action to the full Board that makes the final determination whether to nominate or appoint the new Director after considering the Committee’s report; and

•	Generally maintaining criteria for Board positions which are utilized to evaluate directors and director nominees.

The Evaluation Criteria

•	The ability to represent the interests of the shareholders of the Company;

•	Standards of integrity, commitment and independence of thought and judgment;

•	The ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	The extent to which the prospective nominee assists in achieving a mix of Board members that achieves the proper balance of skills, expertise, experience, independence and community representation;

•	The extent of contribution to the range of talent, skill and expertise appropriate for the Board;

•	The willingness to meet at least the minimum equity interest holding required by law; and

•	The willingness to serve on the Board for an appropriate period of time to develop comprehensive knowledge about the Company’s principal operations.

In the consideration of director nominees, including any nominee that a shareholder may submit formally (as described below) or informally (by contacting a director), the Board considers, at a minimum, the above evaluation criteria factors for new directors, or the continued service of existing directors.

Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Compensation and Governance Committee in connection with an annual meeting if the Company receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2014 Annual Meeting, the notice must be received within the time frame set forth in “Shareholder Communications” in the Other Information section of this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Article II, Section F, of the Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of First National Corporation, whose address is First National Corporation, 112 West King Street, Strasburg, Virginia, 22657.

In addition to fulfilling the evaluation criteria, each director brings a strong and unique background and set of skills to the Board, providing the Board as a whole competence and experience in a wide variety of areas.

Leadership Structure of the Board

The positions of Chairman of the Board and President and Chief Executive Officer of the Company have traditionally been held by separate persons. The principal role of the President and Chief Executive Officer is to execute on board developed strategies and to manage the business of the Company in a safe, sound, and profitable manner. The role of the Board is to provide independent oversight of the President and Chief Executive Officer, formulate strategy and policy, and to monitor and measure risks within the Company.

Board’s Role in Risk Oversight

The Board oversees risk management to be reasonably certain that the Company’s risk management policies, procedures, and practices are consistent with corporate strategy and functioning appropriately.

The Board performs its risk oversight in several ways. The Board establishes standards for risk management by approving policies that address and mitigate the Company’s most material risks. These include policies addressing credit risk, interest rate risk, capital risk, and liquidity risk. The Board also monitors, reviews, and reacts to risk through various reports presented by management, internal and external auditors, and regulatory examiners.

The Board conducts certain risk oversight activities through its committees with direct oversight over specific functional areas. The risk oversight activities of the Audit and Compensation and Governance Committees are described in the “Committees” and “Audit-Related Matters” sections of this proxy statement. These committees are all comprised exclusively of independent directors.

The Board is empowered to create additional standing and ad hoc committees to facilitate regular monitoring and deeper analysis of matters that may arise from time to time. The Board also meets regularly in executive session to discuss a variety of topics, including risk, without members of management present.

In the foregoing ways, the full Board is able to monitor the Company’s risk profile and risk management activities on an ongoing basis.

Attendance at the Annual Meeting of Shareholders

The Company encourages members of the Board to attend the Annual Meeting of Shareholders. All of the directors attended the 2012 Annual Meeting.

Communications with Directors

Any director may be contacted by writing to him or her c/o First National Corporation, 112 West King Street, Strasburg, Virginia, 22657. Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of First National Corporation. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

EXECUTIVE COMPENSATION

The Company strives to attract, motivate and retain high-quality executives by providing total compensation that is performance-based and competitive with the various labor markets and industries in which the Company competes for talent. The Company provides incentives to advance the interests of shareholders and deliver levels of compensation that are commensurate with performance. Overall, the Company designs its compensation plan to support the corporate business strategy and business plan by clearly communicating what is expected of executives with respect to goals and results and by rewarding achievement, retaining and recruiting executive talent, and creating strong performance aligned with shareholders’ interest. The Company seeks to achieve these objectives through two key compensation elements, a base salary and a performance-based annual cash bonus.

Capital Purchase Program

From March 2009 through August 2012, the Company was a participant in the CPP. As a result, the Company was subject to certain executive compensation and corporate governance requirements under section 111 of EESA, as implemented by Treasury regulations. Those requirements applied to certain of our executive officers and employees, including Scott C. Harvard, Dennis A. Dysart and M. Shane Bell (collectively, the “SEOs”). Those requirements include:

•	Prohibiting the payment of any severance payments to our SEOs and next five most highly compensated employees;

•

Prohibiting the payment or accrual of any bonus payment to Mr. Harvard, our most highly compensated employee, except for an award of long-term restricted stock with a value not exceeding one-third of his annual compensation;

•

Subjecting our SEOs and our next twenty most highly compensated officers to recovery of any bonus or incentive compensation paid to them where the payment was later found to have been based on statements of earnings, gains, or other criteria which prove to be materially inaccurate; and

•	Limiting the Company’s tax deduction for compensation paid to any SEO of $500,000 annually.

In addition, the regulations generally required the Compensation and Governance Committee to meet at least every six months with the Company’s senior risk officers to evaluate compensation plans to ensure that these plans did not encourage unnecessary and excessive risk taking that threatened the value of the Company, to consider ways to limit those risks, and to evaluate these plans to ensure that they do not encourage the manipulation of reported earnings.

The Compensation and Governance Committee believes that its compensation policies were consistent with EESA and the regulations thereunder and modified its compensation policies and agreements in order to meet these requirements while any CPP assistance was outstanding.

2012 Shareholder Advisory Vote

In 2012, our shareholders voted their approval of the compensation of our executives as described in the proxy statement for the 2012 Annual Meeting of Shareholders. Approximately 88% of all votes cast were for approval of our executive compensation. The Compensation and Governance Committee considers these results and appreciates this strong showing of shareholder support for our compensation philosophy, plans and practices. The Compensation and Governance Committee strives to continue its work consistent with this support.

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the Chief Executive Officer and the two other most highly compensated executive officers of the Company who served in such capacities as of December 31, 2012 for services rendered to the Company. These executive officers are referred to as the named executive officers in this proxy statement. The named executive officers received compensation from First Bank, a wholly-owned subsidiary of First National Corporation. The named executive officers did not receive any compensation from the Company. Employment agreements for named executive officers are described in more detail below under the headings “Employment Agreements” and “Potential Payments Upon Termination or Change of Control.” There were no awards granted under the Performance-Based Compensation Plan or the Executive Incentive Plan in 2012.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(3)	Non- Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(2)	Total ($)
Scott C. Harvard President Chief Executive Officer	2012	350,000	—	—	30,083	380,083
	2011	208,654	—	—	21,407	230,061

Dennis A. Dysart Senior Executive Vice President Chief Credit Officer	2012	200,000	—	—	10,296	210,296
	2011	196,342	—	—	9,782	206,124

M. Shane Bell Executive Vice President Chief Financial Officer	2012	180,000	18,000	—	9,188	207,188
	2011	180,000	—	—	10,419	190,419

(1)	This column represents bonus amounts earned during 2012 and 2011 under the Company’s performance-based compensation plan and executive incentive plan for achievements relating to Company and individual performance for the 2012 and 2011 fiscal years, respectively.
(2)	“All Other Compensation” represents matching contributions by the Company to the named executive officer’s account in the Company’s 401(k) plan, life insurance premiums, personal use of Company vehicles, and club dues paid on their behalf.
(3)	Mr. Bell received a discretionary bonus for 2012 based on his contributions to improved company performance during the year.

Performance-Based Compensation Plan

The Company’s Performance-Based Compensation Plan was suspended for 2012 for named executive officers. However, when it is an active part of overall compensation, the annual bonus process for named executive officers involves four basic steps.

•	At the outset of the year:

(1)	Set overall Company performance goals for the year;

(2)	Set individual performance measures for the year; and

(3)	Set a target bonus for each individual.

•	After the end of the year:

(4)	Measure actual performance (individual and Company-wide) against the Company performance goals and individual performance measures to determine the appropriate adjustment to the target bonus, as well as other performance considerations related to unforeseen events during the year.

Under the Performance-Based Compensation Plan, the Board reserves the right to withhold or adjust individual awards provided that the Board notifies the executive officer, in writing, within a reasonable period of time following the decision to withhold. In addition, unless the Board deems otherwise, awards will not be paid if minimum profitability levels and regulatory ratings are not obtained. The Board has not exercised its discretion to withhold bonus payments in the past.

In March 2012, the Compensation Committee suspended the Performance-Based Compensation Plan for all employees.

Executive Incentive Plan

In November 2012, the Board of Directors adopted a cash Executive Incentive Plan (the “Plan”) to reward certain executive officers for achieving performance goals. A revised Plan was adopted by the Board in March 2013. The duration of the Plan is indefinite, and the Plan may be amended or terminated by the Board at any time. Participation is limited to those employees selected by the Chief Executive Officer and approved by the Compensation Committee of the Board each Plan year. Dennis A. Dysart and M. Shane Bell were selected to participate in the Plan along with certain other executive officers, effective January 1, 2012. No awards were made under the Plan for 2012.

Under the Plan, the Board is responsible for establishing and approving annual performance objectives for the Company and Plan participants, based upon such criteria as may be recommended by the Chief Executive Officer, and the award formula by which all incentive awards under the Plan are calculated. Plan participants are entitled to a cash distribution under this Plan if, upon the approval of the Board, the Plan award is earned as a result of the attainment of Plan performance objectives and the participant is employed on the payment date. Awards shall be paid on or after January 1 of the year following the performance period, and no later than March 15 of the year following the performance period.

In the event of a participant’s termination of employment for any reason, including due to death, permanent disability or retirement, any unpaid awards (including any earned but unpaid awards) shall be forfeited by such participant. The Company has the right to recover compensation that the Company determines, in its sole discretion, was unjustly paid to an employee under the Plan.

Employment Agreements

Effective as of October 1, 2002, the Company entered into employment contracts with Dennis A. Dysart and M. Shane Bell. These contracts were amended December 1, 2008. The contracts with Mr. Dysart and Mr. Bell provide for their services in senior management or executive capacities at initial base annual salaries of $157,500 and $140,000, respectively.

Material terms of these agreements included prohibiting the Company from decreasing the salary of the employee, to provide certain severance payments to the employee if terminated without Cause or in the event of a change of control, and an agreement not to compete with the Company. On March 13, 2009, the agreements were amended to (1) prohibit any payment to these employees for departure from the Company for any reason, except payment for services or benefits accrued and (2) to eliminate the agreement not to compete with the Company. Both of these amendments were effective while any Capital Purchase Program assistance was outstanding. The prohibition of payments for departure from the Company was required to comply with Treasury requirements under the Capital Purchase Program. Due to the U.S. Treasury’s sale of the Company’s Preferred Stock in August 2012, these Treasury requirements no longer apply and these amendments are no longer effective.

Effective as of May 9, 2011, the Company entered into an employment contract with Scott C. Harvard. The term of the Agreement began on May 9, 2011 and shall terminate on May 22, 2014, unless it is terminated earlier in accordance with its provisions. The contract with Mr. Harvard provides for his service as President and Chief Executive Officer of both the Company and the Bank at an initial base annual salary of $350,000. The Agreement provides for the termination of Mr. Harvard’s employment by the Company without “cause” and termination by him for “good reason” (as those terms are defined in the Agreement). Subject to certain conditions of the Agreement, termination under either of these circumstances will entitle Mr. Harvard to receive reimbursement for the sum of (i) up to twelve months’ rent on his principal residence, if he leases his principal residence, or the amount of any loss he sustains on his principal residence, if he owns his principal residence, and (ii) the expenses for relocating his principal residence.

The Agreement contains restrictive covenants relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation. The non-competition and non-solicitation covenants continue generally for a period of 12 months following the last day of his employment.

Mr. Harvard will not be entitled to any termination compensation and benefits if he breaches any of the covenants in the Agreement relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation. He will also not be entitled to any compensation or other benefits, other than payment for all time worked, if his employment is terminated for cause or if Mr. Harvard terminates his employment for other than good reason.

Retirement Benefits

The Bank has a noncontributory, defined benefit pension plan for all full-time employees hired before May 1, 2011 who are over 21 years of age and have at least one year of credited service. Benefits are generally based upon years of service and average compensation for the five highest-paid consecutive years of service. The Bank’s funding practice has been to make at least the minimum required annual contribution permitted by the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended.

The Company also maintains a 401(k) plan and an employee stock ownership plan (ESOP) for all eligible employees. All employees who are age nineteen or older are eligible for the 401(k) plan and the ESOP.

The Company did not provide nonqualified deferred compensation plans for employees during 2012.

Potential Payments Upon Termination or Change of Control

Each employment contract with Mr. Dysart and Mr. Bell provides that the officer’s employment may be terminated by the Company with or without cause. If he resigns for “good reason” or is terminated without “cause” (as those terms are defined in the respective employment agreement), however, he is entitled to his salary and benefits for the remainder of his contract. The term of the agreements is at all times two years, which means that at the end of every day, the term of the agreements are extended for one day. If his employment terminates for good reason or without cause within one year of a change in control of the Company, he will be entitled to severance payments approximately equal to 299% of his annual cash compensation for a period that precedes the change in control as determined under the Internal Revenue Code of 1986, as amended. The following table provides payments that could be due the named executive officers under different scenarios:

Potential Payments Upon Termination or Change of Control

Name	Terminate Employment for Good Reason or Without Cause ($)(1)	Terminate Employment for Good Reason or Without Cause within 12 months post Change of Control ($)(2)
Dennis A. Dysart	400,000	598,000
M. Shane Bell	360,000	538,200

(1)	Subject to applicable Treasury restrictions described above under “—Summary Compensation Table—Employment Agreements,” Mr. Dysart and Mr. Bell would have received the payments from the Company shown in the above table for termination of employment between April 1, 2012 and March 31, 2013 for Good Reason or without Cause. Payments would have been made to these executives in the form of a lump sum payment on the date of termination or resignation.
(2)	Subject to applicable Treasury restrictions described above under “—Summary Compensation Table—Employment Agreements,” Mr. Dysart and Mr. Bell would have received the payments from the Company shown above for termination of employment between April 1, 2012 and March 31, 2013 for Good Reason or without Cause within 12 months post Change of Control. Payments would have been made to these executives in the form of a lump sum payment on the date of termination or resignation.

Each contract also contains a covenant not to compete that is in effect while the officer is an officer and employee of the Company and for a 12-month period after termination of his employment.

Mr. Dysart and Mr. Bell may also elect to receive pension benefits, which the Company makes available generally to all full-time employees hired before May 1, 2011, upon the termination of employment for any reason.

Mr. Harvard’s employment agreement provides that termination of employment by the Company “without cause” or for “good reason” will entitle Mr. Harvard to receive reimbursement for the sum of (i) up to twelve months’ rent on his principal residence, if he leases his principal residence, or the amount of any loss he sustains on his principal residence, if he owns his principal residence, and (ii) the expenses for relocating his principal residence.

Other Compensation

The Company has not made any grants of stock options or stock awards to its named executive officers, and it does not have any stock-based incentive plans. In addition, none of the named executive officers hold any unexercised stock options or unvested stock awards as of December 31, 2012.

Director Compensation

The following table provides information about the components of director compensation for the year ended December 31, 2012.

Director Compensation

Name	Fees Earned ($) (1)	All Other Compensation ($)(2)	Total ($)

Douglas C. Arthur	22,200	—	22,200
Byron A. Brill	20,550	—	20,550
Elizabeth H. Cottrell	20,400	—	20,400
James A. Davis	20,400	—	20,400
Christopher E. French	20,400	—	20,400
Scott C. Harvard	—	—	—
John K. Marlow	20,850	21,790	42,640
W. Allen Nicholls	20,400	—	20,400
Henry L. Shirkey	20,400	—	20,400
Gerald F. Smith, Jr.	20,400	11,462	31,862
James R. Wilkins, III	20,400	7,094	27,494

(1)	Amounts represent retainer fees paid by the Company to directors on a monthly basis for board meetings.
(2)	Amounts represent life insurance premiums paid by the Bank pursuant to the director’s Split Dollar Life Insurance Plan. The policies are owned by the Bank and the premium payments are expected to be recovered by the Bank under the Split Dollar Life Insurance Plan. Directors have designated beneficiaries that are entitled to a potential death benefit totaling $100,000.

Non-employee directors receive a retainer fee of $1,700 per month. They do not receive additional fees for attending meetings. The Chairman of the Board receives an additional retainer fee of $150 per month, and the Vice Chairman of the Board receives an additional retainer fee of $50 per month. Scott C. Harvard, President and Chief Executive Officer of the Company, did not receive fees for his service on the Board.

In 1999, the Bank adopted a Director Split Dollar Life Insurance Plan (the “Plan”). The Plan currently provides life insurance coverage to 10 non-employee directors of the Bank, all of whom are also directors of the Company. Scott C. Harvard does not participate in the Plan. The Bank owns the policies and is entitled to all values and proceeds. The Plan provides retirement benefits and the payment of benefits at the death of the insured director. Payments of benefits at the death of the insured director will be split between the Bank and the director’s beneficiary. The amount of benefits will be determined by the performance of the policies over each director’s life. During the year ended December 31, 2012, the Bank paid premiums in an aggregate amount of $40,346 for the benefit of directors under the Plan.

Certain Relationships and Related Party Transactions

Some of the directors and officers of the Company are customers of the Bank. Except for the loans discussed in the following paragraph, no loans to directors or officers involve more than the normal risks of collectability or present other unfavorable features, or are non-accrual, past due, restricted or considered potential problem loans. All such loans were made in the ordinary course of business and were originated on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company or the Bank. The balances of loans to directors, executive officers and their associates totaled $8.9 million at December 31, 2012 or 20% of the Company’s equity at that date.

As a consequence of the downturn in the economy and the effect this has had on the value and salability of real estate, including projected cash flows of real estate developments; loans made to certain of our directors have been adversely affected. The Company currently considers certain loans to Dr. Brill and Mr. Nicholls to be substandard. The loans to Dr. Brill are considered potential problem loans. Potential problem loans consist of loans that are generally performing in accordance with contractual terms but for which we have concerns about the ability of the borrower to continue to comply with repayment. The loans to Mr. Nicholls are considered impaired. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. With respect to Dr. Brill’s loans, the largest aggregate amount of principal outstanding during 2012 was $5.1 million; the last principal balance as of the record date was $3.8 million, with $1.3 million of principal and $230 thousand of interest being paid in 2012. The interest rate on the loans ranged from 3.25% to 6.50%. With respect to Mr. Nicholls’ loans, the largest aggregate amount of principal outstanding during 2012 was $1.8 million, the last principal balance as of the record date was $1.8 million, with $87 thousand of principal and $100 thousand of interest being paid in 2012. The interest rate on the loans ranged from 5.00% to 6.50%. All loans to Dr. Brill and Mr. Nicholls are currently performing in accordance with their contractual terms. These directors are not standing for re-election at the Annual Meeting on May 14, 2013.

The Company has adopted a formal written policy that covers the review and approval of related person transactions by the Board. The Board reviews all such transactions that are proposed to it for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. Based on the Company’s Conflict of Interest Policy, the Board also has the responsibility to review conflicts of interest involving directors or executive officers.

PROPOSAL TWO:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In 2010, Congress enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, usually referred to as the Dodd-Frank Act. Among the provisions of the act is the opportunity for our shareholders to vote their approval, on a non-binding basis, of the compensation of our executives as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

In order to comply with the Dodd-Frank Act, the Board of Directors of the Company is providing you the opportunity, as a shareholder, to endorse or not endorse our executive pay programs and policies through the following resolution:

“RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission.”

Non-binding approval of the Company’s executive compensation program would require that a majority of the shares present or represented at the annual meeting vote in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation program as disclosed in this proxy statement is approved.

Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors or create or imply any additional fiduciary duty by the Board of Directors. The Compensation and Governance Committee may, however, take into account the outcome of the vote when considering future executive compensation agreements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL TWO—ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL THREE:

ADVISORY VOTE ON FREQUENCY OF FUTURE VOTES ON EXECUTIVE

COMPENSATION

In addition to the non-binding advisory vote regarding executive compensation, our shareholders also have the opportunity to vote, on an advisory basis, for their preference as to whether this advisory vote should be conducted every one, two, or three years. This non-binding vote on “frequency” will be provided at least once every six years beginning with our 2013 Annual Meeting.

After careful consideration, our Board and Compensation and Governance Committee believe that conducting the “say-on-pay” advisory vote every three years is appropriate for the Company for the following reasons:

•

A three-year voting cycle allows shareholders to review compensation over a longer period by not just reviewing current year information but also the three-years of compensation information that we report in the proxy. This longer period also allows shareholders sufficient time to evaluate the impact of changes made in one year where outcomes may not be immediately known.

•	A three-year voting cycle is more closely aligned with a longer-term view of compensation.

•

A three-year voting cycle allows sufficient time for the Compensation and Governance Committee to more fully evaluate philosophy and long-term compensation strategy, conduct more meaningful dialogue with shareholders, and implement and evaluate the impact of changes deemed appropriate.

The Company recognizes that shareholders may have different views as to the best approach for the Company, and we look forward to hearing from our shareholders as to the frequency of an advisory vote on executive compensation. As with the advisory nature of the “say-on-pay” vote on executive compensation, the advisory vote on frequency of such voting is also non-binding on the Board and Compensation and Governance Committee. However, the Compensation and Governance Committee will give careful consideration to guidance expressed by the voting results of our shareholders.

The proxy card provides shareholders with the opportunity to choose among four options (rotating the vote every one, two or three years, or abstaining) and, therefore, shareholders will act by voting to approve or disapprove the recommendation of the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” A THREE-YEAR CYCLE OF VOTING ON EXECUTIVE COMPENSATION.

AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee is comprised of four directors, each of whom is independent within the meaning of the listing standards of NASDAQ. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.

Management is responsible for:

•	Establishing and maintaining the Company’s internal controls over financial reporting;

•	The preparation, presentation and integrity of the Company’s consolidated financial statements; and

•	Compliance with laws, rules and regulations and ethical business standards.

The Company’s independent registered public accounting firm is responsible for:

•	Performing an independent audit of the Company’s consolidated financial statements.

The Audit Committee is responsible for the oversight of the Company’s:

•	Accounting and financial reporting processes;

•	Internal controls over financial reporting; and

•

The appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report or performing other services for the Company.

In this context, the Audit Committee has met and had discussions with management and Yount, Hyde & Barbour, P.C., the Company’s independent registered public accounting firm.

Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2012 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and Yount, Hyde & Barbour, P.C., including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made by management in connection with the preparation of such financial statements. The Audit Committee has discussed with Yount, Hyde & Barbour, P.C. the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards), as modified and supplemented. The Audit Committee has received the written disclosures and the letter from Yount, Hyde & Barbour, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding Yount, Hyde & Barbour, P.C.’s communications with the Audit Committee and discussed with Yount, Hyde & Barbour, P.C. the firm’s independence from the Company. Moreover, the Audit Committee has considered whether the provision of the audit services described above is compatible with maintaining the independence of the independent registered public accounting firm.

Based upon its discussions with management and Yount, Hyde & Barbour, P.C. and its review of the representations of management and the report of Yount, Hyde & Barbour, P.C. to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC. By recommending that the audited consolidated financial statements be so included, the Audit Committee is not providing an opinion on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Members of the Audit Committee:

Christopher E. French (Chair)

John K. Marlow

W. Allen Nicholls

Gerald F. Smith, Jr.

Policy for Approval of Audit and Permitted Non-Audit Services

All audit-related services, tax services and other services, as described above, were pre-approved by the Audit Committee, which concluded that the provision of such services by Yount, Hyde & Barbour, P.C. was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee Charter provides for pre-approval of the auditor’s fees and is available on the Company’s website at www.fbvirginia.com, under “Committee Charters.” As provided for in the Charter, the Committee reviews, prior to the annual external audit, the scope and general extent of the auditor’s audit procedures, including their engagement letter. The Committee also reviews the extent of non-audit services provided by the external auditors in relation to the objectivity needed in their audit. It was determined the external auditors maintained objectivity considering the non-audit services provided.

Auditor Fees and Services

Audit Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2012 and 2011, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, services that are normally provided in connection with statutory and regulatory filings and engagements, and amounts related to the filing of Registration Statements on Form S-1 for those fiscal years were $99,956 for 2012 and $61,900 for 2011.

Audit-Related Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2012 and 2011 were $77,725 and $70,125. These services included Information Technology systems audits, ACH agreed-upon procedures, the Trust and Asset Management Department examination, Employee Benefit Plan audits and pre-approved consultation concerning financial accounting and reporting standards, and other related issues for the fiscal years ended December 31, 2012 and 2011.

Tax Fees

The aggregate fees billed by Yount, Hyde & Barbour, P.C. for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2012 and 2011 were $8,600 and $8,350, respectively. During 2012 and 2011, these services included preparation of federal and state income tax returns and consultation regarding tax compliance issues.

All Other Fees

There were no other fees billed by Yount, Hyde & Barbour, P.C. during the fiscal years ended December 31, 2012 and 2011.

PROPOSAL FOUR:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Yount, Hyde & Barbour, P.C. served as our independent registered public accounting firm for the year ended December 31, 2012, and has been appointed by our Audit Committee to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2013. Information concerning the fees paid to Yount, Hyde & Barbour, P.C. is included in this proxy statement under the heading “Audit-Related Matters.” Representatives from Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

Although our Bylaws do not require shareholder ratification or other approval of the retention of our independent registered public accounting firm, as a matter of good corporate governance, the Board of Directors is requesting that the shareholders ratify the appointment of Yount, Hyde & Barbour, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm would require that a majority of the shares present or represented at the annual meeting vote in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the ratification of the appointment of Company’s independent registered public accounting firm is approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL FOUR—RATIFICATION OF THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C.

OTHER INFORMATION

Shareholder Communications

Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2014 Annual Meeting of Shareholders must cause such proposal to be received, in proper form, at the Company’s principal executive offices at 112 West King Street, Strasburg, Virginia 22657, no later than December 6, 2013, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting. The Company presently anticipates holding the 2014 Annual Meeting of Shareholders on May 13, 2014.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by the Secretary of First National Corporation not less than 60 days and not more than 90 days prior to the date of the meeting. Based upon an anticipated date of May 13, 2014 for the 2014 Annual Meeting of Shareholders, the Company must receive such notice no later than March 14, 2014 and no earlier than February 12, 2014. Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefore, and other specified matters regarding the shareholder giving the notice. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of First National Corporation.

Annual Report to Shareholders

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2012 accompanies this Proxy Statement. Additional copies may be obtained by written request to the Secretary of First National Corporation at the address indicated below. The Annual Report is not part of the proxy solicitation materials.

Upon receipt of a written request of any person who, on the record date, was record owner of shares of common stock or who represents in good faith that he or she was on such date the beneficial owner of shares of common stock entitled to vote at the Annual Meeting of Shareholders, the Company will furnish to such person, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2012 and its quarterly reports on Form 10-Q and the exhibits thereto required to be filed with the SEC under the Exchange Act. Any such request should be made in writing to M. Shane Bell, Chief Financial Officer, First National Corporation, 112 West King Street, Strasburg, Virginia 22657.

Other Matters

The Board of First National Corporation is not aware of any other matters that may come before the Annual Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Annual Meeting.

REVOCABLE PROXY FIRST NATIONAL CORPORATION FXNC–BB PROXY FOR MEETING OF SHAREHOLDERS

IMPORTANT ANNUAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 14, 2013.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

www.rrdezproxy.com/2013/FirstNational

YOUR VOTE IS IMPORTANT!

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.        By Telephone (using a Touch-Tone Phone); or

2.        By Internet; or

3.        By Mail.

To Vote by Telephone:

Call 1-866-333-6520 Toll-Free on a Touch-Tone

Phone anytime prior to 3 a.m., May 14, 2013.

To Vote by Internet:

Go to http://www.rtcoproxy.com/fxnc prior to 3 a.m., May 14, 2013.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here if you plan to attend the meeting	☐

Mark here for address change	☐

FOLD HERE IF YOU ARE VOTING BY MAIL PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	With- hold	For All Except
1.	The election as directors of all nominees listed (except as marked to the contrary below):	☐	☐	☐

The Board of Directors recommends a vote “FOR” the nominees listed below.

DIRECTORS

(01) Douglas C. Arthur	(04) Christopher E. French	(07) Gerald F. Smith, Jr.
(02) Elizabeth H. Cottrell	(05) Scott C. Harvard	(08) James R. Wilkins, III
(03) James A. Davis	(06) John K. Marlow

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

2.	Approval of the following non-binding resolution: RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in the proxy statement pursuant to the Rules of the Securities and Exchange Commission.		For ☐	Against ☐	Abstain ☐

The Board of Directors recommends a vote “FOR” Proposal 2.

3.	Approval of an advisory (non-binding) recommendation on the frequency of shareholders’ approval on the Company’s executive compensation program.	1 Year ☐	2 Years ☐	3 Years ☐	Abstain ☐

The Board of Directors recommends a vote for “3 YEARS” for Proposal 3.

4.	Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the independent registered public accounting firm for 2013.		For ☐	Against ☐	Abstain ☐

The Board of Directors recommends a vote “FOR” Proposal 4.

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FIRST NATIONAL CORPORATION FXNC–BB – ANNUAL MEETING, MAY 14, 2013

YOUR VOTE IS IMPORTANT!

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON May 14, 2013.

The Proxy Statement and the Annual Report are available at:

www.rrdezproxy.com/2013/FirstNational

You can vote in one of three ways:

1.	Call toll free 1-866-333-6520 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at http://www.rtcoproxy.com/fxnc and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

FIRST NATIONAL CORPORATION FXNC–BB

PROXY FOR MEETING OF SHAREHOLDERS

ANNUAL MEETING OF SHAREHOLDERS

May 14, 2013

10:00 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes Douglas C. Arthur, Scott C. Harvard and John K. Marlow or any of them, attorneys and proxies, with power of substitution in each, to act for the undersigned with respect to all shares of Common Stock of First National Corporation (the “Corporation”) held of record by the undersigned on March 22, 2013 at the Called Meeting of Shareholders to be held at the Holiday Inn and Suites at Blue Ridge Shadows Resort, 111 Hospitality Drive, Front Royal, Virginia on May 14, 2013 at 10:00 a.m., or any adjournment thereof, for the following purposes.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1, FOR ITEM 2, FOR A THREE-YEAR CYCLE OF VOTING ON THE COMPANY’S EXECUTIVE COMPENSATION PROGRAM FOR ITEM 3, AND FOR ITEM 4.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR

COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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REVOCABLE PROXY FIRST NATIONAL CORPORATION FXNC–BB PROXY FOR MEETING OF SHAREHOLDERS

IMPORTANT ANNUAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 14, 2013.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

www.rrdezproxy.com/2013/FirstNational

ANNUAL MEETING OF SHAREHOLDERS

MAY 14, 2013

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby constitutes Douglas C. Arthur, Scott C. Harvard and John K. Marlow or any of them, attorneys and proxies, with power of substitution in each, to act for the undersigned with respect to all shares of Common Stock of First National Corporation (the “Corporation”) held of record by the undersigned on March 22, 2013 at the Called Meeting of Shareholders to be held at the Holiday Inn and Suites at Blue Ridge Shadows Resort, 111 Hospitality Drive, Front Royal, Virginia on May 14, 2013 at 10:00 a.m., or any adjournment thereof, for the following purposes.

Mark here if you plan to attend the meeting	☐

Mark here for address change	☐

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

		For	With- hold	For All Except
1.	The election as directors of all nominees listed (except as marked to the contrary below):	☐	☐	☐

The Board of Directors recommends a vote “FOR” the nominees listed below.

DIRECTORS

(01) Douglas C. Arthur	(04) Christopher E. French	(07) Gerald F. Smith, Jr.
(02) Elizabeth H. Cottrell	(05) Scott C. Harvard	(08) James R. Wilkins, III
(03) James A. Davis	(06) John K. Marlow

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

2.	Approval of the following non-binding resolution: RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in the proxy statement pursuant to the Rules of the Securities and Exchange Commission.		For ☐	Against ☐	Abstain ☐

The Board of Directors recommends a vote “FOR” Proposal 2.

3.	Approval of an advisory (non-binding) recommendation on the frequency of shareholders’ approval on the Company’s executive compensation program.	1 Year ☐	2 Years ☐	3 Years ☐	Abstain ☐

The Board of Directors recommends a vote for “3 YEARS” for Proposal 3.

4.	Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the independent registered public accounting firm for 2013.		For ☐	Against ☐	Abstain ☐

The Board of Directors recommends a vote “FOR” Proposal 4.

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1, FOR ITEM 2, FOR A THREE-YEAR CYCLE OF VOTING ON THE COMPANY’S EXECUTIVE COMPENSATION PROGRAM FOR ITEM 3, AND FOR ITEM 4.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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